EXHBIT 99.1

COMPENSATION REDUCTION AGREEMENT

THIS COMPENSATION REDUCTION AGREEMENT (this "Agreement") is entered into as of December 22, 2004, by and between Continental Airlines, Inc., a Delaware corporation ("Company"), and Lawrence W. Kellner ("Executive").

W I T N E S S E T H:

WHEREAS, Company and Executive have heretofore entered into that certain Employment Agreement dated as of April 14, 2004 (the "Employment Agreement"); and

WHEREAS, Company has heretofore granted to Executive various awards under Company's Incentive Plan 2000, as amended (the "Incentive Plan 2000"), and the programs maintained under the Incentive Plan 2000, including Company's Annual Executive Bonus Program, as amended (the "Bonus Program"), Company's Long Term Incentive and RSU Program, as amended (the "LTIP/RSU Program"), and Company's Officer Retention and Incentive Award Program, as amended (the "Retention Program") (the Incentive Plan 2000, the Bonus Program, the LTIP/RSU Program and the Retention Program are collectively referred to herein as the "Compensation Programs"); and

WHEREAS, as part of Company's continuing efforts to reduce its costs of operation, Company desires to reduce the compensation it provides to Executive, and Executive is willing to accept such reduction, in an effort to enhance the financial health of Company and to preserve employment opportunities for Executive and others with Company.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding any provision to the contrary in the Employment Agreement, the Compensation Programs or the award notices issued to Executive under the Compensation Programs, Company and Executive hereby agree as follows:

    REDUCTION OF BASE SALARY: Subject to Executive's continuous employment by Company from the date of this Agreement to February 28, 2005, commencing on February 28, 2005, and continuing until such time, if any, as the parties may agree to a different amount, Executive's annual base salary shall be reduced by 25% of the amount in effect on the date hereof (i.e., from Executive's current base salary of $950,000 to a reduced based salary of $712,500). Executive acknowledges that such reduction in annual base salary will also result in a reduction in certain compensation and other benefits provided by Company to Executive pursuant to the terms of Company's benefit plans and programs, including, without limitation, under the Bonus Program, the LTIP/RSU Program, and Executive's supplemental executive retirement plan.

    WAIVER OF 2004 ANNUAL BONUS: The bonus, if any, payable to Executive with respect to Company's 2004 fiscal year pursuant to the terms of the Bonus Program (the "2004 Annual Bonus") shall not be paid to Executive, and Executive hereby irrevocably waives any and all rights he may have to receive such bonus.

    REDUCTION IN OUTSTANDING AWARDS: Set forth on Exhibit A attached hereto is a list of the stock options, restricted stock awards, RSUs (as such term is defined in the LTIP/RSU Program) and PARs (as such term is defined in the Retention Program) that have been awarded to Executive by Company prior to the date of this Agreement and in which Executive will not have a 100% vested and nonforfeitable interest as of the close of business on February 28, 2005 (determined based on the terms of the Compensation Programs and the applicable award notices issued thereunder, and assuming Executive's continuous employment by Company from the date of this Agreement until February 28, 2005). Subject to Executive's continuous employment by Company from the date of this Agreement through February 28, 2005, effective as of the close of business on February 28, 2005, Executive hereby surrenders and forfeits to Company 25% of the portion of each award that is listed on Exhibit A in which Executive will not have a 100% vested and nonforfeitable interest as of the close of business on February 28, 2005 (labeled on Exhibit A as "Nonvested"). The surrender and forfeiture of the applicable percentage of the nonvested portion of each such award shall be applied separately as of each vesting date under such award that will occur after February 28, 2005. For example, if, prior to the date of this Agreement, Executive has been granted a stock option with respect to 1,000 shares of Company's common stock and, as of the close of business on February 28, 2005, Executive has the vested right to exercise such option with respect to only 200 shares, then, as of the close of business on February 28, 2005, Executive shall surrender and forfeit to Company the right to purchase 200 shares of Company's common stock under such option (25% multiplied by 800 unvested option shares). Further, if the original terms of such stock option provide that it was to become exercisable with respect to 200 additional shares on each of four dates that will occur after February 28, 2005, then such stock option shall become exercisable with respect to only 150 additional shares on each of such dates as the right to exercise such option with respect to 50 shares on each such vesting date has been surrendered and forfeited to Company pursuant to this paragraph. If the provisions of this paragraph would result in the surrender and forfeiture of a fraction of a share or other unit subject to an award, then, notwithstanding the preceding provisions of this paragraph, such fractional share or unit shall not be surrendered and forfeited.

    NOTICES: For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be given in the same manner as indicated in the Employment Agreement.

    ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

    AMENDMENT: This Agreement may not be modified except by an agreement in writing executed by both Company and Executive.

    GOVERNING LAWS: This Agreement shall be subject to and governed by the laws of the State of Texas, without giving effect to principles of conflicts of law.

    VALIDITY: In the event that any portion or provision of this Agreement is found to be invalid or unenforceable, the other portions or provisions hereof shall not be affected thereby.

    COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    EFFECT OF AGREEMENT: Except as provided in any signed written agreement contemporaneously or hereafter executed by Company and Executive, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof. Without limiting the scope of the preceding sentence, all understandings and agreements preceding the date of execution of this Agreement and relating to the subject matter hereof are hereby null and void and of no further force and effect. This Agreement constitutes an amendment to the Employment Agreement and, to the extent applicable, the award notices that have been issued to Executive prior to the date hereof pursuant to the Compensation Programs. Neither this Agreement nor any action taken by Company in accordance with the terms of this Agreement shall give Executive any right to terminate Executive's employment under the Employment Agreement under circumstances that would give rise to the payment of a Termination Payment (or the payment or provision of related severance amounts and benefits) under the Employment Agreement. Further, nothing in this Agreement shall confer to Executive any right of future employment with Company or any of its affiliates.

[Signatures begin on next page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"COMPANY"

CONTINENTAL AIRLINES, INC

By: /s/ Michael H. Campbell

Name: Michael H. Campbell

Title: Senior Vice President -

Human Resources and

Labor Relations

"EXECUTIVE"

/s/ Lawrence W. Kellner

LAWRENCE W. KELLNER

EXHIBIT A

TO

COMPENSATION REDUCTION AGREEMENT

Stock Options
Date of Grant of Option	Nonvested Options as of February 28, 2005	Nonvested Options to be Surrendered and Forfeited as of February 28, 2005
6/28/2002	21,250	5,313

Restricted Stock Awards
Date of Grant of Award	Nonvested Shares as of February 28, 2005	Nonvested Shares to be Surrendered and Forfeited as of February 28, 2005
4/9/2002	25,000	6,250

RSUs
Performance Period Relating to the Award	Total Number of RSUs subject to Award (all Nonvested)	RSUs to be Surrendered and Forfeited as of February 28, 2005
April 1, 2004 to June 30, 2005	150,000	37,500
April 1, 2004 to March 31, 2006	150,000	37,500
April 1, 2004 to December 31, 2007	200,000	50,000

PARs
Date of Grant of Award	Investment to which Award Relates	Nonvested PARs as of February 28, 2005	Nonvested PARs to be Surrendered and Forfeited as of February 28, 2005
11/1/2001	LastMinuteTravel.com, Inc.	4,688	1,172
2/24/2003	Patheo, Inc.	12,500	3,125
11/13/2003	Hotwire, Inc.	$41,059.60	$10,264.90
11/15/2004	Orbitz, Inc.	$122,542.92	$30,635.73